UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 18, 2006

                            NEWGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                    000-23365                  33-0840184
(State or Other Jurisdiction      (Commission File           (I.R.S. Employer
     of Incorporation)                 Number)            Identification Number)

         6000 Fairview Road, 12th Floor, Charlotte, NorthCarolina 28210
              (Address of principal executive offices) (zip code)

                                 (704) 552-3590
              (Registrant's telephone number, including area code)

                                   Copies to:
                              Thomas A. Rose, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 18, 2006, S. Bruce Wunner resigned as the Chairman of the Board of Directors of NewGen Technologies, Inc. (the "Company"), but will remain as Vice Chairman and Chief Executive Officer. Subsequent to the foregoing resignation, Noel M. Corcoran, a member of the Board of Directors was appointed to the position of Chairman of the Board and Michael F. D'Onofrio, the Company's Senior Vice President of Strategic Development was appointed to the Board of Directors.

Noel M. Corcoran

      Noel Corcoran, 54, has led his own tax consulting firm, Noel M. Corcoran & Associates, since 1984. During that time, he has served as a financial and tax advisor to many corporations and high net worth individuals both in Ireland and internationally. He has also been President of the Irish Taxation Institute and serves as a director of many companies. He has a Commerce Degree from University College Dublin and is a Fellow of the Irish Taxation Institute.

Michael F. D'Onofrio

      Prior to joining the Company, Mr. D'Onofrio founded Treasure Coast Capital Partners, a boutique investment banking firm focusing on mergers & acquisitions, divestitures and raising capital. Mr. D'Onofrio specialized in real estate development, manufacturing, distribution and the medical industry. Mr. D'Onofrio also previously worked with a private group of investors in the medical industry opening multiple diagnostic imaging facilities across the United States. Most recently in Chicago, he opened several sites utilizing some of the most advanced diagnostic imaging and MRI technology available today. Michael started his career with The Sherwin-Williams Company, covering many of the largest national retailer's private label projects and domestic expansion. He managed and trained a new sales forces, developed innovative marketing programs and implemented new products. Mr. D'Onofrio obtained his MBA from Nova Southeastern University's Huizenga Graduate School of Business and Entrepreneurship in Ft. Lauderdale, Florida after undergraduate studies in Business at John Carroll University in Cleveland, Ohio.

Item 7.01 Regulation FD Disclosure

      On May 23, 2006, the Company announced the appointment of a new Chairman and a new member to its Board of Directors. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided in its press release. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

      99.1  Press Release, dated May 23, 2005, issued by NewGen Technologies,
            Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEWGEN TECHNOLOGIES, INC.


Dated: May 23, 2006                     By: /s/ Scott Deininger
                                            ------------------------------------
                                            Name:  Scott Deininger
                                            Title: Chief Financial Officer


                                       2